MICRON TECHNOLOGY, INC.

                                      Exhibit 11

                           Computation of Per Share Amounts
                 (Amounts in thousands except for per share amounts)





                                                        Quarter Ended
                                                    March 3,       March 4,
                                                      1994           1993
                                                    --------       --------
          PRIMARY


            Weighted average shares
             outstanding                             40,369          39,423


            Stock options using average
             market price                             1,149             929
                                                    -------          ------
            Total shares                             41,518          40,352
                                                    =======          ======

            Net income                              $86,758          $9,035
                                                    =======          ======

            Per share amount                          $2.09           $0.22
                                                    =======          ======



          FULLY DILUTED

            Weighted average shares
             outstanding                             40,369          39,423


            Stock options using greater of
             average or ending market price           1,458           1,088
                                                    -------          ------
            Total shares                             41,827          40,511
                                                    =======          ======

            Net income                              $86,758          $9,035
                                                    =======          ======


            Per share amount                          $2.07           $0.22
                                                    =======          ======

                               MICRON TECHNOLOGY, INC.


                                      Exhibit 11

                           Computation of Per Share Amounts
                 (Amounts in thousands except for per share amounts)





                                                      Six Months Ended
                                                    March 3,      March 4,
                                                      1994          1993
                                                    --------      --------
          PRIMARY


            Weighted average shares
             outstanding                             40,284          39,111


            Stock options using average
             market price                             1,087             833
                                                   --------         -------
            Total shares                             41,371          39,944
                                                   ========         =======

            Net income                             $154,311         $11,732
                                                   ========         =======

            Per share amount                          $3.73           $0.29
                                                   ========         =======



          FULLY DILUTED

            Weighted average shares
             outstanding                             40,284          39,111


            Stock options using greater of
             average or ending market price           1,431           1,073
                                                   --------         -------
            Total shares                             41,715          40,184
                                                   ========         =======

            Net income                             $154,311         $11,732
                                                   ========         =======

            Per share amount                          $3.70           $0.29
                                                   ========         =======